                       SEVERANCE AND CONSULTING AGREEMENT


                  THIS AGREEMENT dated this 15th day of April, 1998, is between MARK CENTERS TRUST, a Maryland real estate investment trust (the "Company"), MARK CENTERS LIMITED PARTNERSHIP (the "Partnership") and MARVIN SLOMOWITZ ("Slomowitz").

                                   BACKGROUND

                  Slomowitz has been employed by the Company and the Partnership since their inception, most recently as its chief executive officer and as a director of the Company. There are no employment or severance agreements currently in existence between the Company, the Partnership and Slomowitz other than that certain Non-Competition Agreement between the Company and Slomowitz dated as of June 3, 1993 (the "Non-Competition Agreement").

                  The Company and Slomowitz have agreed that in connection with the reorganization of the Company as a result of the transactions (the "Transactions") contemplated by that certain Contribution and Share Purchase Agreement dated as of April 15, 1998 among the Company and certain other parties ("Contribution Agreement"), Slomowitz will resign as chief executive officer effective as of the closing of the Transactions (the "Effective Date"). In this regard, the Company has agreed to compensate Slomowitz in connection with his resignation, his agreement to modify the terms of the Non-Competition Agreement, his past assistance in ensuring a smooth transition and his agreement to continue to assist the Company during the transition period.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual premises and covenants set forth herein, and intending to be legally bound hereby, the Company, the Partnership and Slomowitz agree as follows:

                  1. Consulting and Real Estate Brokerage Services.

                     For a period of three (3) years from the Effective Date, Slomowitz, upon request by the Company, shall provide the following services:

                  a. Consulting Services. Slomowitz shall provide consulting services to the Company and its management on matters relating to, among other matters, (i) assistance in implementing the terms of the Transaction; (ii) facilitating the smooth transition in management; and (iii) other matters regarding the future operations of the Company.

                     Slomowitz shall perform such consulting services as called for hereunder at such time or times and to such extent as he shall reasonably determine is reasonably necessary to perform the services requested by the Company pursuant to this Agreement. The services shall be of a nature consistent with those performed by the chief executive officer and shall be performed in such manner and place, including his office, as he reasonably determines to be necessary or advisable.

                  b. Brokerage Services. Slomowitz shall provide non-exclusive real estate brokerage services in connection with the sale of the Contributed Properties (defined below) set forth on Schedule B.

                     Slomowitz shall perform such real estate brokerage services as called for hereunder at such time or times and to such extent as he shall reasonably determine is reasonably necessary to perform the services requested by the Company pursuant to this Agreement. Notwithstanding the foregoing, it is understood that the Company shall have the right to determine whether or not to enter into, to proceed with or consummate the conveyance of a property.

                  2. Compensation.

                     1. In consideration for his resignation as an officer of the Company and the services previously provided to the Company, the Company shall pay to Slomowitz on the Effective Date cash in the sum of Six Hundred Thousand Dollars ($600,000).

                     2. In consideration of the sum of (i) Two Hundred Thousand Dollars ($200,000) for agreeing to enter into the Restated Non-Competition Agreement (defined below) and (ii) One Hundred Thousand Dollars ($100,000) for providing the consulting services to be provided hereunder, the Company shall pay to Slomowitz cash in the aggregate sum of Three Hundred Thousand Dollars ($300,000) payable as follows: $100,000 on the Effective Date; $100,000 on the first anniversary of the Effective Date and $100,000 on the second anniversary of the Effective Date.

                     3. In consideration for the real estate brokerage services to be provided hereunder, the Company shall pay to Slomowitz 2.0% of the gross sale price of each property on Schedule B up to a maximum aggregate commission of Six Hundred Thousand Dollars ($600,000) (the "Maximum Commission"). Slomowitz shall be entitled to such commission whether or not he is the broker of record with respect to the sale of such properties. Such commission or any part thereof shall not be considered earned and shall not be due and payable unless and until the full purchase price as agreed upon is paid to the Company and title actually passes to the buyer, all in accordance with any contract of sale entered into between the Company and the buyer. Slomowitz agrees that the proceeds of the sale of each such property shall be the sole source of payment of the commission. Slomowitz agrees that he shall be responsible for all out-of-pocket and overhead costs (other than as set forth in Section 5 hereof) incurred in connection with the real estate brokerage services provided by him pursuant to this Agreement, it being acknowledged and agreed that the Maximum Commission shall be the exclusive fee earned by Slomowitz for his real estate brokerage services provided hereunder.

                  3. Health Benefits.

                     The Company shall continue the payment of all premiums on health insurance coverage for Slomowitz and his wife under the Company's group medical plan, as the same may be with respect to all executive employees amended from time to time, for a period of five (5) years from the Effective Date.

                  4. Share Options.

                     1. As of the Effective Date, the Company shall grant to Slomowitz options to purchase 300,000 of its common shares of beneficial interest ("Common Shares") at a price of $9.00 per Common Share which shall vest as follows: 100,000 options on the Effective Date; 100,000 options on the first anniversary of the Effective Date and 100,000 options on the second anniversary of the Effective Date. The options shall expire ten (10) years from the Effective Date. The terms of the options shall otherwise be subject to the Company's 1994 Share Option Plan, as it may be amended from time to time. Such options and the underlying Common Shares shall be subject to such restrictions against transfer and with such registration rights as shall apply on the date of exercise to the most senior of the Company's officers.

                     2. As of the Effective Date, all existing options for Common Shares held by Slomowitz (i.e. options to purchase 200,000 Common Shares at $12.00 per Common Share) shall be canceled.

                  5. Support Services and Expenses.

                     The Company shall, at its sole cost and expense, continue to provide Slomowitz with the use of his and his bookkeeper's current office space at its offices in Kingston, Pennsylvania for use by himself and his bookkeeper. In the event the Company relocates its offices from the Kingston building in which Slomowitz's offices are located, the Company no longer shall have any obligation to provide office space to Slomowitz or his bookkeeper.

                  6. Maintenance of Auto Lease Payments.

                     For the period from the Effective Date through and including October 1, 1999, the Company shall continue to make the scheduled monthly lease payments pursuant to the automobile lease, dated as of November 1, 1995, by and between Slomowitz, as the lessee, and Ertley Motors, as the lessor.

                  7. Independent Contractor and Indemnification.

                     In the performance of this Agreement, it is mutually understood and agreed that Slomowitz is at all times acting and performing as an independent contractor, and not an employee of the Company, and nothing contained herein shall be construed as appointing Slomowitz as agent of the Company, or authorizing him to represent the Company in any matter. Except as otherwise set forth herein, the Company shall neither have nor exercise any control or direction over the specific methods by which Slomowitz shall perform services hereunder. Slomowitz understands and agrees that the Company will not withhold from payments provided hereunder any funds for income tax, unemployment insurance, social security or any other withholding pursuant to any law or requirement of any governmental body and all of such payments that may be required by law are the sole responsibility of Slomowitz.

                     Further, Slomowitz shall indemnify the Company for the amount (including any penalties and legal fees relating thereto) which the Company may be required to pay as a result of a determination that Slomowitz is an employee to the extent that the Company would have had to withhold funds from payments made by the Company hereunder if Slomowitz had been employed by the Company from the Effective Date.

                  8. Services for Others.

                  Nothing in this Agreement shall preclude Slomowitz from engaging in any activity, including such as may now or hereafter be engaged in by Company, except as expressly provided by the amended and restated Non-Competition Agreement set forth on Exhibit A, which Slomowitz shall execute and deliver to the Company on the Effective Date (the "Restated Non-Competition Agreement")

                  9. Mutual Releases.

                  For and in consideration of the transactions contemplated in this Agreement and the execution of the Restated Non-Competition Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereby grant the following mutual releases:

                     1. Company/Partnership Release

                     The Company and the Partnership (collectively, the "Company Releasors") hereby release and forever discharge Slomowitz, his agents, servants, employees, heirs and assigns, and all other persons, firms and corporations with whom and which he is, was, or in the future may be, related or affiliated, both directly and indirectly (collectively, the "Slomowitz Releasees"), from any and all claims, demands, actions and causes of action, and all liability whatsoever (collectively "Losses,") on account of or in any manner arising or to arise out of actions or inactions by the Slomowitz Releasees at any time before the date hereof, whether released or indemnified against under this Agreement, the by-laws of the Company, the Partnership's Limited Partnership Agreement or the Contribution Agreement; excluding, however, (i) the enforceability of the covenants, representations and warranties under the terms of this Agreement; (ii) the enforceability of the Restated Non-Competition Agreement; (iii) the willful misconduct or gross negligence of the Slomowitz Releasees, which is injurious to the Company and/or the Partnership; (iv) the Slomowitz Releasees conviction of, or plea of guilty to, a felony; (v) actions which are ultra vires or otherwise outside the scope of Slomowitz's authority as chief executive officer and/or director of the Company; and (vi) acts of dishonesty or fraud by the Slomowitz Releasees with respect to the Company and/or the Partnership; provided, however, that the foregoing exclusions (i) through (vi) shall not apply to those activities, transactions and matters by, between and among the Company Releasors and the Slomowitz Releasees ("Activities") which prior to the Effective Date have been disclosed by the Slomowitz Releasees to the Company Releasors other than new facts with respect to such Activities which were not disclosed to the Company Releasors prior to the date hereof.

                     The execution of this instrument by the Company Releasors releases the Slomowitz Releasees of and from all Losses, known or unknown at the time of the execution of this instrument, which have resulted or may hereafter result, or which may hereafter be discovered, and which relate in any way to the subject matter of this Section 9.a.

                  2. Slomowitz Release

                     Slomowitz, his agents, servants, employees, heirs and assigns, and all other persons, firms and corporations with whom and which he is, was, or in the future may be, related or affiliated, both directly and indirectly (collectively the "Slomowitz Releasors"), hereby release and forever discharge the Company, the Partnership, their respective officers, directors, trustees and employees and other persons, firms and corporations with whom and which they are, were, or in the future may be, related or affiliated, both directly and indirectly (collectively, the "Company Releasees") from any and all Losses on account of or in any manner arising or to arise out of actions or inactions by the Company Releasees at any time before the date hereof, whether indemnified against under the Contribution Agreement or this Agreement; excluding, however, (i) the enforceability of the covenants, representations and warranties made by the Company Releasees under the terms of this Agreement or the Contribution Agreement, and (ii) the indemnification provisions contained in this Agreement, the by-laws of the Company and the Limited Partnership Agreement of the Partnership.

                     The execution of this instrument by the Slomowitz Releasees releases the Company Releasees of and from all Losses, known or unknown at the time of the execution of this instrument, which have resulted or may hereafter result, or which may hereafter be discovered, and which relate in any way to the subject matter of this Section 9.b.

                  10. Indemnification.

                      1. (i) Those provisions of the by-laws of the Company and of the Agreement of Limited Partnership of the Partnership with respect to indemnification, advancement of expenses and limitation on liability for the benefit of the trustees, officers, employees and consultants set forth therein, shall not be amended, repealed, or otherwise modified for a period of six (6) years after the Effective Date in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Date were trustees or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Date (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

                         (ii) From and after the Effective Time, the Company and
the Partnership shall indemnify, defend and hold harmless Slomowitz to the same extent as any other present and former officers and trustees of the Company (collectively with Slomowitz, the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities, or amounts that are paid in settlement of, or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was a trustee, officer, employee or agent of the Company or any Subsidiary thereof (including the Partnership) and arising out of actions or omissions occurring at or prior to the Effective Date, in each case to the full extent permitted under Maryland law as it pertains to the Company and under Delaware law as it pertains to the Partnership (and shall pay in advance of the final disposition of any action or proceeding to each Indemnified party to the fullest extent permitted by Maryland law and Delaware law, as the case may be, upon receipt from the Indemnified Party to whom expenses are advanced of an undertaking to repay such advances in the event that it shall be finally judicially determined that indemnification and the payment of such advances is not permissible under applicable law).

                         (iii) Without limiting the foregoing, in the event any
Claim is brought against any Indemnified Party (whether arising before or after the Effective Date) after the Effective Date: (A) the Indemnified Parties may retain the Company's regularly engaged independent legal counsel, or other independent legal counsel satisfactory to them provided that such other counsel shall be reasonably acceptable to the Company; (B) the Company shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (C) the Company will use their reasonable best efforts to assist in the vigorous defense of any such matter, provided that the Company shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this
Section 10.a, upon learning of any such Claim, shall notify the Company (although the failure so to notify the Company shall not relieve the Company from any liability which the Company may have under this Section 10.a except to the extent such failure prejudices the Company, and shall deliver to the Company and to the Partnership the undertaking contemplated by the Maryland law and the Delaware law, respectively). The Indemnified Parties as a group may retain one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as reasonably determined by counsel to the Indemnified Parties), a conflict on any significant issue between the positions of any two or more Indemnified Parties in which event, such additional counsel as may be required may be retained by the Indemnified Parties.

                         (iv) The Company shall cause to be maintained in effect
for not less than six (6) years after the Effective Date the current policies of trustees' and officers' liability insurance maintained by the Company with respect to matters occurring prior to the Effective Date; provided, however, that the Company may substitute therefor policies of substantially similar coverage containing substantially similar terms and conditions to the extent reasonably available and the Company shall not be required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid prior to the date of this Agreement, but in such case shall purchase as much coverage as possible for such amount.

                         (v) This Section 10.a is intended to be for the benefit
of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives, shall be binding on the Company and its and their respective successors and assigns, and shall not be amended or modified to adversely affect any such party without the prior written consent of such party.

                     2. Supplementing and in addition to Slomowitz's right to indemnification for Losses under and pursuant to the indemnification provisions contained in Section 10.a hereof or the Company's by-laws and the Partnership's Limited Partnership Agreement, the Company and the Partnership agree that (i) with respect to Losses for which Slomowitz is entitled to indemnification they will not settle or otherwise resolve any Claim asserted or imposed against them, or either of them, and Slomowitz, jointly or severally, without simultaneously settling or otherwise resolving the Claim asserted or imposed against Slomowitz; and (ii) such indemnification provisions shall apply to any Activities which prior to the Effective Date have been disclosed by the Slomowitz Releasees to the Company Releasors, provided Slomowitz's Losses are not related to new facts with respect to such Activities which were not disclosed to the Company Releasors prior to the date hereof.

                  11. Voting Arrangements; Consents. Slomowitz hereby agrees (a) as a shareholder of the Company, to vote any Common Shares which he directly or indirectly owns or controls in favor of the Transactions; (b) as a limited partner of the Partnership, (i) to execute any amendment to the Partnership's Agreement of Limited Partnership required pursuant to the Contribution Agreement (the "Amendment") and (ii) that by execution of this Agreement Slomowitz hereby consents to the Amendment.

                  12. Agreements Respecting Properties Previously Owned by Slomowitz.

                      1. Guaranty or Indemnity. Slomowitz has previously contributed to the Partnership the properties set forth on Schedule A (the "Contributed Properties"). At the Effective Date, or at any time subsequent thereto in accordance with the terms hereof, the Company and the Partnership and its respective subsidiaries will permit the Slomowitz to guarantee, or indemnify the Company, the Partnership and their respective subsidiaries for, the "bottom" portion (i.e., the least risky portion) of indebtedness of the Partnership. In the event that other partners of the Partnership or any subsidiary (including future contributors) similarly require a guarantee or indemnity of indebtedness of the Company, the Partnership and/or their respective subsidiaries, and such guarantee of indemnity of indebtedness is the "bottom" portion of the indebtedness of the Partnership, then all such partners (including Slomowitz) shall share pari passu in the "bottom" portion of such indebtedness. Notwithstanding the previous sentence, the Company and the Partnership agree to maintain (or make available for the benefit of Slomowitz) (i) during the Restricted Period (as defined below) an amount of indebtedness equal to $55,000,000, and (ii) after the Restricted Period any debt encumbering the Contributed Properties, solely for Slomowitz to guarantee (or indemnify the Company, the Partnership or their respective subsidiaries for such indebtedness). In the event that during the Restricted Period Slomowitz guarantees or indemnifies the Company, the Partnership, or their respective subsidiaries with respect to indebtedness encumbering any property of the Company, the Partnership or any subsidiary, such indebtedness shall not exceed sixty (60%) percent of the fair market value of such property, as determined by a majority of the disinterested trustees of the Company. The Company and the Partnership agree, and shall cause their respective subsidiaries to agree, to take any and all action reasonably designed so that the execution of each guarantee or indemnity by Slomowitz results in tax basis for Slomowitz for federal income tax purposes.

                      2. No Property Disposition. Except as set forth in Section 12.d, the Company and the Partnership covenant that they shall not sell, transfer, distribute or otherwise dispose, nor permit any of their respective subsidiaries to sell, transfer, distribute or otherwise dispose, of the Contributed Properties (including, but not limited to, the stock of any corporations) (or the properties, if any, that are substituted or exchanged for the Contributed Properties), prior to the fifth anniversary of the Effective Date (the "Restricted Period") other than an exchange or other disposition which does not cause Slomowitz to recognize gain for federal income tax purposes (including, without limitation, a transaction pursuant to Section 1031 of the Code or any successor provision which would not cause such recognition of gain). Before the end of the Restricted Period, the Company, the Partnership or any of their respective subsidiaries shall have the right to dispose of or distribute any of the Contributed Properties in a taxable transaction provided the Company, the Partnership and/or such subsidiary pays to Slomowitz the Tax Payment (as defined below). Nothing contained in this Section 12.b shall be deemed to be construed to limit the rights of any lender or other secured party to foreclose on, or otherwise dispose of, the Contributed Properties, or, of the Partnership to dispose of the Contributed Properties; provided, however, the Company, the Partnership and/or such subsidiary shall pay to Slomowitz the Tax Payment, if any, triggered by any taxable disposition of the Contributed Properties (other than as a result of a foreclosure) prior to the expiration of the Restricted Period. The term "Tax Payment" as used herein means an amount equal to the sum of (i) the federal, state, and local income Taxes actually payable by Slomowitz resulting from the recognition of gain and (ii) an additional payment in an amount equal to the amount such that, after payment by Slomowitz of all Taxes (including interest and penalties) on amounts received under clause (i) and this clause (ii), Slomowitz retains an amount equal to the amount described in clause
(i).

                  3. Right of Redemption.

                     1. Except as set forth in Section 12.d, in the event that after the end of the Restricted Period and prior to the second (2nd) anniversary of the termination of the Restricted Period, the Company, the Partnership or any of their respective subsidiaries desires to sell or otherwise desire to dispose of (through foreclosure or otherwise), or receive an unsolicited offer to purchase any Contributed Property after the Restricted Period, which offer the Company, the Partnership or such subsidiary wishes to accept, and provided that Slomowitz has given notice to the Company in December of the calendar year immediately preceding the calendar year in which occurs such proposed sale or disposition to the effect that Slomowitz desires to receive any Offering Notice (as described below) required to be sent during the next calendar year; the Company, the Partnership or such subsidiary shall give notice (the "Offering Notice") thereof to Slomowitz. The Offering Notice shall specify the nature of the sale and the consideration and other terms upon which it intends to undertake such sale, and shall specify that the failure of Slomowitz to respond within the time period set forth below shall be deemed an election by Slomowitz not to purchase the Contributed Property. Within thirty (30) days from the date of the Offering Notice, Slomowitz may elect, by written notice to the Company, to purchase the Contributed Property. If Slomowitz elects to so purchase the Contributed Property as aforesaid, then such purchase shall be consummated on the terms and conditions set forth in the Offering Notice; provided, however, to the extent that the Contributed Property is then subject to separately allocated debt and the lender thereof consents to Slomowitz assuming such debt at no cost, expense or liability to the Company, the Partnership or any subsidiary, the Company shall cause the Contributed Property to be conveyed to Slomowitz subject to such debt.

                     2. Slomowitz may use units of limited partnership in the Partnership ("OP Units") as currency, in whole or in part, in connection with the purchase of the Contributed Property from the Company, Partnership or any subsidiary pursuant to an election made in accordance with Section 12.c.i. In addition, as part of a transfer of the Contributed Property pursuant to a foreclosure proceeding with respect to any debt secured by the Contributed Property, if Slomowitz can cause the third party which is otherwise to obtain title to the Property to accept OP Units in whole or in part, in lieu of obtaining title to the Contributed Property (and without modifying any other terms in the agreement of sale or transfer which has been executed in respect of such Contributed Property), Slomowitz shall have the right to do so provided that such third party agrees in writing for the benefit of the Partnership to be bound by all of the terms and conditions of the Agreement of Limited Partnership of the Partnership and, in accordance therewith, compliance with all requirements pertaining to a transfer of OP Units (other than the need to obtain the consent of the general partner of the Partnership, which consent is deemed to be given pursuant to the terms of this Section 12.c; in such event, title to the Property shall be transferred to Slomowitz in redemption of the OP Units described above.

                     3. If within the thirty (30) day period during which Slomowitz has the right to elect to purchase the Contributed Property under the Offering Notice, Slomowitz does not make the election or fails to respond to the Offering Notice, the Company, the Partnership or their subsidiary may undertake to sell the Contributed Property on such terms and conditions as it shall elect; provided, however, that the sale of the Contributed Property to which the Offering Notice pertains shall not be consummated at less than ninety percent (90%) of the price as specified in the Offering Notice unless the Company, the Partnership or the subsidiary again offers the Contributed Property to Slomowitz upon such more favorable terms and conditions. If Slomowitz notifies the Company of his intention not to purchase the Contributed Property as set forth in the revised Offering Notice, or if Slomowitz does not respond to the revised Offering Notice within the prescribed thirty (30) day period, then the Company, the Partnership or the subsidiary may consummate the sale at any time thereafter. In such event, Slomowitz shall have no further right of redemption as against the party to whom the Company, the Partnership or the subsidiary transferred title to the Contributed Property; provided, however, that Slomowitz's right of redemption hereunder shall apply to any real property received by the Company, the Partnership or a subsidiary and in an exchange for the Contributed Property, whether said property represents all or only a part of the consideration for the transfer of the Contributed Property.

                     4. In the event that Slomowitz elects to purchase the Contributed Property pursuant to this Section 12.c, the Company agrees to cooperate with Slomowitz at no cost, expense or liability to the Company to cause debt to be placed on the Contributed Property immediately prior to the closing of the conveyance of the Contributed Property; provided that: (1) Slomowitz arranges for such debt at his sole cost and expense; (2) Slomowitz is unconditionally and irrevocably prepared to close such conveyance immediately after said closing of the loan; and (3) Slomowitz agrees to assume the debt and thereafter assumes the same at the closing and the Company, the Partnership and all of their respective subsidiaries are released of all liability thereunder immediately following the closing of the conveyance of the Contributed Property.

                     5. Notwithstanding anything herein to the contrary, the provisions of Section 12.b. and c. shall not apply to those properties set forth on Schedule C, which the Company, the Partnership or their subsidiary may sell or otherwise transfer without restriction. The provisions of Section 12.a. shall not apply to any Contributed Properties sold pursuant to this Agreement.

                  13. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be modified or changed in any respect except in writing duly signed by the parties hereto.

                  14. Term; Termination.

                      1. This Agreement shall terminate five (5) years after the Effective Date.

                      2. This Agreement may be terminated at any time prior to its expiration as set forth in Section 14(a) hereof (i) by mutual agreement of the parties hereto, (ii) by Slomowitz voluntarily upon thirty (30) days written notice to the Company, or (iii) by the Company for cause upon written notice to Slomowitz.

                      3. The Company shall be entitled, at its discretion, to terminate this Agreement for cause whenever: (i) Slomowitz shall be convicted of a felony involving the Company's business, assets or employees; or (ii) after written notice specifying the nature and occurrence of the following misconduct or breach and a period of 30 days within which to corrrect, or if not correctable, then to cease, the continuation of such breach or misconduct, Slomowitz (1) commits a material breach of this Agreement, the Restated Non-Competition Agreement or any other agreement with the Company; (2) misappropriates confidential and proprietary information of the Company; (3) engages in willful misconduct with respect to the Company's business, assets or employees causing a disruption of the Company's business, or (4) engages in any other verifiable misconduct adversely affecting the business reputation of the Company in a material manner.

                      4. In the event this Agreement is terminated as set forth in Section 14(b) or 14(c) hereof or Slomowitz's death, Slomowitz shall no longer be entitled to, and the Company shall cease to provide or make available to Slomowitz, the compensation and other benefits set forth in Sections 2.b and c., 3, 4, and 6 hereof and any unvested options issued pursuant to Section 4 shall be canceled.

                      5. The provisions of Sections 7, 8, 9, 10 and 12 shall survive the expiration or earlier termination of this Agreement.

                  15. Governing Law.

                      This Agreement shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of Pennsylvania.

                  16. Captions.

                      Captions in this Agreement are solely for purposes of identification and shall not in any manner alter or vary the interpretation or construction of this Agreement.

                  17. Notice Provisions.

                      Any notices or other communications required or permitted hereunder shall be sufficient if in writing and delivered by hand or sent by telecopy, or sent, postage prepaid, by U.S. Post Office express-mail, or by recognized overnight air courier service and shall be deemed given when so delivered by hand, or telecopied, or if mailed or sent by overnight courier service, on the scheduled delivery date, to the parties at the following addresses:

                      1. if to the Company, to:

                         805 Third Avenue
                         New York, New York  10022
                         Attention: Kenneth F. Bernstein
                         Telephone No.: (212)  421-8830
                         Facsimile No.: (212)  421-2290

                         with a copy to:

                         Battle Fowler LLP
                         75 East 55th Street
                         New York, New York 10022
                         Attention:  Mark Schonberger
                         Telephone No.: (212) 856-6859
                         Facsimile No.:  (212) 856-7820

                      2. if to Slomowitz, to:

                         Marvin Slomowitz
                         600 Third Avenue
                         Kingston, Pennsylvania  18704
                         Telephone No.: (717) 288-4581, (212) 737-4405
                         and (561) 479-0995
                         Facsimile No.: (717) 288-1028, (212) 570-5634
                         and (561) 479-0226
                         with a copy to:

                         Rosenn, Jenkins & Greenwald, L.L.P.
                         15 South Franklin Street
                         Wilkes-Barre, Pennsylvania 18711
                         Attention:  Eugene Roth, Esq.
                         Telephone No.: (717) 826-5636
                         Facsimile No.:  (717) 821-4714


or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein.

                  18. Successors and Assigns.

                      All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors and assigns of the Company, and in the event of the death or incapacity of Slomowitz, his heirs or personal representatives. Slomowitz shall not assign, sell or transfer this Agreement, his obligations hereunder or any interest herein.

                  19. Effectiveness.

                      This Agreement shall not be effective unless and until the closing of the Transactions under the Contribution Agreement has occurred.

                  20. Further Assurances. The parties agree to (a) furnish upon request to each other such further information, (b) execute and deliver to each other such other documents, and (c) do such other acts and things, all as the other party may reasonably request for the purpose of consummating the Transactions and carrying out the intent of this Agreement and the Contribution Agreement and the documents referred to in this Agreement and the Contribution Agreement.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

                                      MARK CENTERS TRUST

                                      By: /s/ Joshua Kane
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      MARK CENTERS LIMITED PARTNERSHIP

                                      By: Mark Centers Trust, general partner

                                          By:  /s/ Joshua Kane
                                               ---------------------------------
                                             Name: Joshua Kane
                                             Title: Senior Vice President

                                      /s/ Marvin Slomowitz
                                      ------------------------------------------
                                      Marvin Slomowitz

                                   Schedule A
                                   ----------

                                   25th Street
                                    Blackman
                                 Kingston Plaza
                                    Ledgewood
                                   Manahwakin
                                   Mark Plaza
                                   New Louden
                                  Birney Plaza
                                  Circle Plaza
                                 Crescent Plaza
                                     Dunmore
                                    East End
                                   Greenridge
                                     Luzerne
                                     Monroe
                                  Mountainville
                                    Northside
                                    Northwood
                                    Plaza 422
                                     Route 6
                                   Shillington
                                   Troy Plaza
                                      Union
                                     Wesmark
                                   Normandale
                                   Ames Plaza
                                    Plaza 15
                                   New Smyrna
                                    Searstown
                                    Pittston
                                     Berlin
                                    Bradford
                                      Tioga
                                     Valmont
                                     Auburne
                                  Cloud Springs
                                Kings Fairground
                                   Martintown
                                     Midway
                                   New Castle



                                   Schedule B
                                   ----------

                                    Pittston
                                     Berlin
                                    Bradford
                                     Auburne
                                     Towanda
                                      Tioga
                                     Valmont
                                  Cloud Springs
                                Kings Fairground



                                   Schedule C
                                   ----------

                                    Pittston
                                     Berlin
                                    Bradford
                                     Auburne
                                     Towanda